UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2015 (March 27, 2015)

American Realty Capital New York City REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital New York City REIT, Inc. (“ARC NYCR”) previously filed a Current Report on Form 8-K on April 2, 2015 (the “Original Form 8-K”) reporting its acquisition of the fee simple interest in an institutional-quality office building located at 123 William Street in Downtown Manhattan (the “Property”). This Amended Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) additional disclosure under Item 2.01 and Item 2.03, (ii) the financial information related to the acquisition of the Property and certain exhibits required by Item 9.01 and (iii) certain additional information with respect to the acquisition of the Property. No other changes have been made to the Original Form 8-K.
The seller of the Property was EEGO 123 William Owner, LLC (the “Seller”). The Seller is a wholly owned subsidiary of EEGO-ARC 123 William JV, LLC, a joint venture in which New York REIT, Inc. (“NYRT”) held a $35.1 million preferred equity interest. The sponsor of NYRT is also the sponsor of ARC NYCR. The Seller purchased the Property on October 2, 2013 and held the Property until March 27, 2015, the date on which ARC NYCR closed its acquisition of the fee simple interest in the Property. The audited historical Statements of Revenues and Certain Expenses for the period from October 2, 2013 to December 31, 2013 and the year ended December 31, 2014 along with the notes thereto are included in this Amended Current Report on Form 8-K/A along with unaudited pro forma consolidated financial statements as of and for the year ended December 31, 2014.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
 In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, ARC NYCR considered a variety of factors including: location; demographics; rent levels in relation to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the level of competition in the rental market.
 ARC NYCR believes that the Property is well located, has acceptable roadway access and is well maintained. The Property is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the Property could be affected by changes in local economic conditions. ARC NYCR did not consider any other factors material or relevant to the decision to acquire the Property, and after reasonable inquiry, ARC NYCR is not aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
The following two paragraphs are added to the end of the disclosure under Item 2.03 of the Original Form 8-K.
On March 27, 2015, ARC NYCR also entered into a separate guaranty agreement (the “Guaranty”) pursuant to which it agreed to guarantee certain obligations of the borrower under the Loan. Additionally, ARC NYCR agreed to indemnify Capital One, National Association against any environmental liability Capital One, National Association may incur resulting from environmental issues at the Property.
The description of the Loan and the Guaranty in this Amended Current Report on Form 8-K/A are summaries and are qualified in their entirety by the terms of the Loan and the Guaranty, respectively, attached as Exhibit 10.1 and Exhibit 10.2 to this Amended Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired

The 123 William Street Property Historical Summary:
Report of Independent Certified Public Accounting Firm	4
Statements of Revenues and Certain Expenses for the Period From October 2, 2013 to December 31, 2013 and the Year Ended December 31, 2014	5
Notes to Statements of Revenues and Certain Expenses	6

(b) Unaudited Pro Forma Consolidated Information

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014	8
Notes to Unaudited Pro Forma Consolidated Balance Sheet	9
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014	10
Notes to Unaudited Pro Forma Consolidated Statement of Operations	11

(d) Exhibits

Exhibit No.	Description
10.1
Loan Agreement, dated March 27, 2015, between ARC NYC123William, LLC, as borrower, Capital One, National Association, as administrative agent, sole lead arranger and sole bookrunner and the lenders party thereto.

10.2	Guaranty of Recourse Obligations, dated March 27, 2015, made by the Company in favor of Capital One, National Association.
23.1	Consent of WeiserMazars LLP

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital New York City REIT, Inc.

We have audited the accompanying statements of revenues and certain expenses (the “statements”) of the property known as 123 William Street, formerly owned by EEGO 123 William Owner, LLC, for the year ended December 31, 2014 and the period from October 2, 2013 (seller's acquisition date) to December 31, 2013, and the related notes to the statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on the statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the statements referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statements of 123 William Street for the year ended December 31, 2014 and the period from October 2, 2013 (seller's acquisition date) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of a Matter
The accompanying statements were prepared for the purpose of complying with the rules and regulations of U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital New York City REIT, Inc. as described in Note 1 to the statements, and are not intended to be a complete presentation of 123 William Street's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ WEISERMAZARS LLP

Fort Washington, Pennsylvania
June 1, 2015

123 WILLIAM STREET PROPERTY

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
FOR THE PERIOD FROM OCTOBER 2, 2013 TO DECEMBER 31, 2013 AND
THE YEAR ENDED DECEMBER 31, 2014
(In thousands)

	Year Ended	Period from October 2, 2013 to
	December 31, 2014	December 31, 2013
Revenues:
Rental income	$10,054	$2,603
Operating expense reimbursements	819	208
Total revenues	10,873	2,811

Certain expenses:
Property operating	3,087	713
Real estate taxes	3,880	877
Insurance	155	26
Total certain expenses	7,122	1,616
Revenues in excess of certain expenses	$3,751	$1,195
 The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

123 WILLIAM STREET PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Background and Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) include the operations of an institutional-quality office building located at 123 William Street in Downtown Manhattan (the “Property”) for the period from October 2, 2013 (seller's acquisition date) to December 31, 2013 and the year ended December 31, 2014. American Realty Capital New York City REIT, Inc. (the “Company”) completed its acquisition of the Property on March 27, 2015, for $253.0 million. The Property contains approximately 543,000 rentable square feet and consists of office and retail space.
The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. The audited Historical Summary for the period from October 2, 2013 to December 31, 2013 and the year ended December 31, 2014 along with the notes thereto are included in this Amended Current Report on Form 8-K/A along with unaudited pro forma consolidated financial statements as of and for the year ended December 31, 2014.
2. Summary of Significant Accounting Policies
Revenue Recognition
Subject to the provisions of their respective lease agreements, tenants are required to pay monthly rent reimbursements to the Property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue during the period in which the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $1.3 million and $0.3 million over the rent payments received in cash for the year ended December 31, 2014 and the period from October 2, 2013 to December 31, 2013, respectively.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis, as of the periods presented.

	December 31,
Tenant	2014	2013
The People of the State of New York	31.6%	32.6%
Global Hue*	**	16.9%
United States of America	17.7%	18.2%
_____________
* Global Hue terminated its lease and surrendered the premises on February 19, 2014.
** The tenant's annualized rental income was not greater than 10% of total annualized rental income for all tenants as of the period specified.
The termination, delinquency or non-renewal of the above tenants may have a material adverse effect on revenues. No other tenants represented greater than 10% of annualized rental income as of December 31, 2014 or 2013.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

123 WILLIAM STREET PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

3. Future Minimum Base Rent Payments
As of December 31, 2014, the Property was 59% leased under non-cancelable operating leases with a remaining lease term of 6.1 years on a weighted-average basis. Future minimum base rent payments are as follows (in thousands):

Year Ending December 31,	Future Minimum Base Rent Payments
2015	$7,431
2016	7,056
2017	6,763
2018	6,244
2019	5,682
2020 and thereafter	20,928
Total	$54,104
4. Related Party Transactions
The owner of the Property is a wholly owned subsidiary of EEGO-ARC 123 William JV, LLC, a joint venture in which New York REIT, Inc. (“NYRT”) held a $35.1 million preferred equity interest. The sponsor of NYRT is also the sponsor of the Company.
5. Subsequent Events
The Company has evaluated subsequent events through June 1, 2015, the date which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital New York City REIT, Inc. (the “Company”) had acquired the Property as of December 31, 2014. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Property as of December 31, 2014, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York City REIT, Inc.(1)	123 William Street Property (2)	Pro Forma American Realty Capital New York City REIT, Inc.
Assets
Real estate investments, at cost:
Land	$83,316	$50,064	$133,380
Buildings, fixtures and improvements	139,489	182,917	322,406
Acquired intangible assets	47,278	34,264	81,542
Total real estate investments, at cost	270,083	267,245	537,328
Less: accumulated depreciation and amortization	(1,970)	—	(1,970)
Total real estate investments, net	268,113	267,245	535,358
Cash and cash equivalents	184,341	(167,687)	16,654
Investment securities, at fair value	490	—	490
Receivables for sale of common stock	2,003	—	2,003
Prepaid expenses and other assets	3,618	1,185	4,803
Deferred financing costs, net	—	3,348	3,348
Total assets	$458,565	$104,091	$562,656

Liabilities and Stockholders' Equity
Mortgage note payable	$—	$96,000	$96,000
Accounts payable, accrued expenses and other liabilities	3,025	41	3,066
Below-market lease liabilities, net	15,367	14,245	29,612
Deferred revenue	225	845	1,070
Distributions payable	2,542	—	2,542
Total liabilities	21,159	111,131	132,290
Common stock	206	—	206
Additional paid-in capital	454,131	—	454,131
Accumulated other comprehensive loss	(24)	—	(24)
Accumulated deficit	(16,907)	(7,040)	(23,947)
Total stockholders' equity	437,406	(7,040)	430,366
Total liabilities and stockholders' equity	$458,565	$104,091	$562,656

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014:
(1) Reflects the Company's historical unaudited Consolidated Balance Sheet as of December 31, 2014, as previously filed.
(2) Reflects the acquisition of the Property. The purchase price, excluding related expenses, was $253.0 million.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if-vacant basis. The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases. The fair value of above- or below-market leases is recorded based on the present value of the difference between the contractual amount to be paid pursuant to the in-place lease and the Company’s estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining term of the lease.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including real estate valuations, prepared by independent valuation firms. The Company also considers information and other factors including market conditions, the industry in which the tenant operates, characteristics of the real estate, i.e. location, size, demographics, value and comparative rental rates, tenant credit profile and the importance of the location of the real estate to the operations of the tenant’s business.
The Company is required to make subjective assessments as to the useful lives of the components of the Company’s real estate investments for purposes of determining the amount of depreciation to record on an annual basis. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s real estate investments, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.
Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements, and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.
Capitalized above-market lease values are amortized as a reduction of rental income over the remaining terms of the respective leases. Capitalized below-market lease values are amortized as an increase to rental income over the remaining terms of the respective leases and expected below-market renewal option periods.
The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, is amortized to expense over the remaining periods of the respective leases.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 is presented as if American Realty Capital New York City REIT, Inc. (the “Company”) had acquired the Property as of the beginning of the period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Property as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 (in thousands):

	American Realty Capital New York City REIT, Inc. (1)	123 William Street Property (2)	Pro Forma Adjustments 123 William Street Property		Pro Forma American Realty Capital New York City REIT, Inc.
Revenues:
Rental income	$2,661	$10,054	$1,704	(3)	$14,419
Operating expense reimbursements	190	819	—		1,009
Total revenues	2,851	10,873	1,704		15,428
Operating Expenses:
Property operating	688	7,122	109	(4)	7,919
Acquisition and transaction related	6,148	—	—		6,148
General and administrative	535	—	—		535
Depreciation and amortization	2,015	—	7,308	(5)	9,323
Total operating expenses	9,386	7,122	7,417		23,925
Operating income (loss)	(6,535)	3,751	(5,713)		(8,497)
Other income (expenses):
Income from investment securities	14	—	—		14
Other income	2	—	—		2
Interest expense	—	—	(4,015)	(6)	(4,015)
Total other income (expenses)	16	—	(4,015)		(3,999)
Net income (loss)	$(6,519)	$3,751	$(9,728)		$(12,496)

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014:
(1) Reflects the Company's historical operations for the period indicated, as previously filed.
(2) Reflects the operations of the Property for the period indicated.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date and includes the amortization of above-market and below-market lease intangibles over the remaining term of the applicable leases and any below-market lease renewal options.
(4) Represents a 100 basis point increase in property management fees as a percentage of gross rental receipts. The Company pays a property management fee to its advisor equal to 4.0% of gross rental receipts, while the seller paid the seller’s property manager a property management fee equal to 3.0% of gross rental receipts.
(5) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the Property been acquired as of the beginning of the period presented. Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings, 15 years for land improvements and five years for fixtures. The value of in-place leases is amortized to expense over the initial terms of the respective leases, of up to seven years. The value of tenant improvements is amortized over the shorter of the useful life or the remaining lease term. The value of deferred financing costs is amortized over the life of the loan, which is two years.

(6)
Represents the interest expense that would have been recorded on debt incurred in connection with the acquisition, had the property been acquired as of the beginning of the period presented. The Company financed a portion of the acquisition with a two-year mortgage loan of $96.0 million, which bears interest at a floating rate based off of One-Month London Interbank Offered Rate (LIBOR) plus 2.25%. The value of deferred financing costs is amortized over the life of the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: June 1, 2015	By:	/s/ Gregory W. Sullivan
Gregory W. Sullivan
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBITS INDEX

Exhibit No.	Description
10.1
Loan Agreement, dated March 27, 2015, between ARC NYC123William, LLC, as borrower, Capital One, National Association, as administrative agent, sole lead arranger and sole bookrunner and the lenders party thereto.

10.2	Guaranty of Recourse Obligations, dated March 27, 2015, made by the Company in favor of Capital One, National Association.
23.1	Consent of WeiserMazars LLP